Exhibit 5.1

September 22, 2016

Liberty Expedia Holdings, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Ladies and Gentlemen:

As counsel for Liberty Expedia Holdings, Inc., a Delaware corporation, (the “Company”), we have examined and are familiar with the Registration Statement on Form S-4, as amended (File No. 333-210377) (the “Registration Statement”), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares (the “Series A Shares”) of the Company’s Series A common stock, par value $0.01 per share (the “Series A Common Stock”), and shares (the “Series B Shares” and together with the Series A Shares, the “Shares”) of the Company’s Series B common stock, par value $0.01 per share (the “Series B Common Stock” and together with the Series A Common Stock, the “Common Stock”), to be issued by the Company in connection with the redemption by Liberty Interactive Corporation (“Liberty”)  of a portion of the outstanding shares of its Series A Liberty Ventures common stock, par value $0.01 per share (“LVNTA”), and Series B Liberty Ventures common stock, par value $0.01 per share (“LVNTB”), for all of the outstanding Shares, which will result in the separation of the Company (the “Split-Off”) from Liberty, in accordance with and as more fully set forth in the prospectus forming part of the Registration Statement. The Company will enter into a Reorganization Agreement with Liberty, a form of which is included as Exhibit 2.1 to the Registration Statement, which provides for, among other things, the Split-Off.

Subject to the satisfaction or, if applicable, waiver of the conditions to the Split-Off, Liberty will redeem, on a pro rata basis and on the date designated by Liberty’s board of directors (the “Redemption Date”), (i) 0.4 of each outstanding share of LVNTA for 0.4 of a Series A Share, with 0.6 of each share of LVNTA remaining outstanding as Liberty Ventures common stock, and (ii) 0.4 of each outstanding share of LVNTB for 0.4 of a Series B Share, with 0.6 of each share of LVNTB remaining outstanding as Liberty Ventures common stock, subject, in each case, to the payment of cash in lieu of any fractional shares.

In connection with rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the form of the Restated Certificate of Incorporation of the Company to be in effect upon its filing with the Secretary of State of the State of Delaware on the Redemption Date; (ii) the form of Bylaws of the Company to be in effect on the Redemption Date; (iii) the form of stock certificates representing the Series A Common Stock and the Series B Common Stock included as Exhibits 4.1 and 4.2 to the Registration Statement, respectively; (iv) records of proceedings of the boards of directors of the Company and Liberty; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of rendering this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company and Liberty as to factual matters regarding the Company and the transactions described in the Registration Statement that were not readily ascertainable by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

On the basis of such examination and review, we advise you that, in our opinion, upon the issuance and delivery of the Shares in accordance with the terms of the Split-Off as described in the prospectus forming part of the Registration Statement, the Shares will be duly authorized, fully paid, validly issued and non-assessable.

This opinion is limited to the corporate laws of the state of Delaware and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Additional Information—Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.